UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 6, 2010, the shareholders voted on the following:

1.             Proposal to elect members of the Board of Directors, thereby setting the number of members of the Board of Directors at seven.  The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Sally J. Smith	12,737,187	399,199	3,130,383
Dale M. Applequist	12,727,289	409,097	3,130,383
Robert W. MacDonald	13,036,152	100,234	3,130,383
Warren E. Mack	12,671,057	464,329	3,130,383
J. Oliver Maggard	12,736,984	399,402	3,130,383
Michael P. Johnson	13,034,875	101,511	3,130,383
James M. Damian	13,037,289	99,097	3,130,383

2.             Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2010. The proposal passed on a vote of 15,857,426 in favor, 333,004 against, 76,339 abstentions and 3,130,383 broker non-votes.

3.             Shareholder proposal to encourage the Board of Directors to require that the Company’s suppliers change processing methods within five years.  The proposal was not approved and received a vote of 484,449 in favor, 8,804,678 against, 3,847,259 abstentions and 3,130,383 broker non-votes.

As of the close of business on the record date for the meeting, which was March 12, 2010, there were 18,149,146 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

By	/s/ James M. Schmidt
James M. Schmidt, Executive Vice President, General Counsel and Secretary

Date:  May 10, 2010